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                                                                     EXHIBIT 4.8

                                 AMENDMENT NO. 1
                                       TO
                                SERIES C WARRANT
                                       TO
                              PURCHASE COMMON STOCK
                                       OF
                        RAPTOR NETWORKS TECHNOLOGY, INC.


     THIS AMENDMENT NO. 1 TO SERIES C WARRANT TO PURCHASE COMMON STOCK (the "AMENDMENT") is entered into effective as of December 12, 2005 (the "EFFECTIVE DATE"), by and among RAPTOR NETWORKS TECHNOLOGY, INC., a Colorado corporation (the "COMPANY"), and DMK Investments, LLC ("DMK"), Transglobal Investments, LLC ("Transglobal"), and Uptrend Investment, Inc. ("UPTREND") (DMK, Transglobal and Uptrend each a "HOLDER," and collectively, the "HOLDERS"). The Company and the Holders may collectively be referred to herein as the "Parties."

                                 R E C I T A L S

     A. The Company issued a Series C Warrant to Purchase Common Stock, dated on or around June 1, 2004, with an exercise price of $3.00 per share of common stock, to each of the Holders in the following amounts: DMK, for the purchase of up to 138,889 shares of the Company's common stock; Transglobal, for the purchase of up to 277,778 shares of the Company's common stock; and Uptrend, for the purchase of up to 555,556 shares of the Company's common stock (each a "WARRANT," and collectively the "WARRANTS").

     B. The Company previously delivered a letter to the Holders whereby the Company agreed to reduce the Exercise Price of the Warrants to $1.25 per share, a conformed copy of which letter is attached hereto as EXHIBIT A (the "EXERCISE PRICE LETTER").

     C. The Parties entered into a letter agreement, dated August 8, 2005, and accepted and agreed to by the Holders on September 20, 2005, whereby the Parties agreed in principle to certain amendments to the Warrants, a copy of which letter agreement is attached hereto as EXHIBIT B (the "LETTER AGREEMENT").

     D. The Parties desire to formalize the amendments set forth in the Exercise Price Letter and the Letter Agreement and amend the Warrants in the manner specifically set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Warrants.


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     2. CERTAIN AMENDMENTS.

          (a) AMENDMENT TO SECTION 1(a) - EXERCISE PRICE. The last sentence of
Section 1(a) of the Warrants shall hereby be amended and restated as follows:

               "The "EXERCISE PRICE" for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $1.25, subject to adjustment for the events specified in Section 4 below."

          (b) AMENDMENT TO SECTION 4(d). For purposes of clarifying the adjustment procedure set forth in SECTION 4 of the Warrants, the following sentence shall be added to the end of SECTION 4(d) of the Warrants:

               "For purposes of clarity, no adjustment pursuant to this paragraph 4 shall result from a decrease of the Exercise Price mutually agreed to by the Company and the Holder."

     3. NO ADJUSTMENT RESULTING FROM REDUCED EXERCISE PRICE. In accordance with the amendment to Section 4(d) of the Warrants set forth in SECTION 2(b) of this Amendment, no adjustment pursuant to Section 4 of the Warrants shall result from the reduction in Exercise Price pursuant to the amendment set forth in SECTION 2(a) of this Amendment.

     4. NO OTHER MODIFICATIONS INTENDED. Except as specifically set forth herein, no other modification of the Warrants is intended or to be implied and the terms of the Warrants, except as modified herein, shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to
Series C Warrant to Purchase Common Stock effective as of the Effective Date.

COMPANY:                              RAPTOR NETWORKS TECHNOLOGY, INC.,
                                      a Colorado corporation


                                      By: /s/ Bob van Leyen
                                          --------------------------------------
                                          Bob van Leyen, Chief Financial Officer



HOLDERS:                              DMK Investments, LLC

                                      By: /s/ Albert Wong
                                          --------------------------------------
                                          Its: Manager



                                      Transglobal Investments, LLC

                                      By: /s/ Andrew Su
                                          --------------------------------------
                                          Its: Manager Member



                                      Uptrend Investment, Inc.

                                      By: /s/ Catherine Lee Chin
                                          --------------------------------------
                                          Its: Catherine Lee Chin (Pres.)



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